EXHIBIT 99.1

GENERAL FINANCE CORPORATION REPORTS THIRD QUARTER RESULTS FOR FISCAL YEAR 2017

PASADENA, CA – May 10, 2017 – General Finance Corporation (NASDAQ: GFN), a leading specialty rental services company offering portable storage, modular space and liquid containment solutions in North America and in the Asia-Pacific region of Australia and New Zealand (the “Company”), today announced its consolidated financial results for the third quarter and nine months (“YTD”) ended March 31, 2017.

Third Quarter 2017 Highlights
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Total revenues were $68.5 million, an increase of 3% over the third quarter of fiscal year 2016.
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Leasing revenues were $43.9 million, an increase of 5% over the third quarter of fiscal year 2016.
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Leasing revenues, excluding the oil and gas sector and the favorable foreign currency impact, also increased by 5% over the third quarter of fiscal year 2016.
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Leasing revenues comprised 65% of total non-manufacturing revenues versus 64% for the third quarter of fiscal year 2016.
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Adjusted EBITDA was $14.7 million, an increase of 4% over the third quarter of fiscal year 2016.
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Adjusted EBITDA margin was approximately 21% for both third quarter periods of fiscal years 2016 and 2017.
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Net loss attributable to common shareholders was $2.1 million, or $0.08 per diluted share, compared to net loss attributable to common shareholders of $3.3 million, or $0.13 per diluted share, for the third quarter of fiscal year 2016.
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Average fleet unit utilization was 77%, compared to 76% in the third quarter of fiscal year 2016.

YTD 2017 Highlights
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Total revenues were $203.6 million, compared to $213.5 million for the first nine months of fiscal year 2016.
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Leasing revenues were $130.5 million, an increase of 3% over the first nine months of fiscal year 2016.
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Leasing revenues, excluding the oil and gas sector and the favorable foreign currency impact, increased by 7% over the first nine months of fiscal year 2016.
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Leasing revenues comprised 65% of total non-manufacturing revenues versus 61% for the first nine months of fiscal year 2016.
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Adjusted EBITDA was $45.5 million, compared to $47.0 million for the first nine months of fiscal year 2016.
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Adjusted EBITDA margin was 22% for both nine month periods of fiscal years 2016 and 2017.
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Net loss attributable to common shareholders was $4.9 million, or $0.18 per diluted share, compared to net loss attributable to common shareholders of $5.2 million, or $0.20 per diluted share, for the first nine months of fiscal year 2016.
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Average fleet unit utilization was 77% for both nine month periods of fiscal years 2016 and 2017.
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Completed three acquisitions during the first nine months of fiscal year 2017, two in North America and one in the Asia-Pacific region.
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Opened six greenfield locations during the first nine months of fiscal year 2017, four in North America and two in the Asia-Pacific region.

Management Commentary

“This quarter marks the first quarter in two years where we have delivered year-over-year growth for adjusted EBITDA, primarily due to ongoing growth in the non-oil and gas sectors at our North America leasing operations and the second consecutive quarter of year-over-year growth at our Asia-Pacific leasing operations,” said Ronald Valenta, Chairman and Chief Executive Officer. “In North America, we expect to continue growing our non-oil and gas sectors and are also encouraged by signs of increased production activity in the oil and gas sector in Texas, which we believe will lead to improved results in the coming quarters. In the Asia-Pacific region we continue to benefit from higher leasing revenues and a strengthening Australian dollar relative to the U.S. dollar.”

Charles Barrantes, Executive Vice President and Chief Financial Officer, commented, “We are pleased with the early refinancing of our North American credit facility, extending its maturity date to March 2022 and adding four new members to the syndicate. Taken together with our recent $5.4 million “tack-on” offering to our Senior Notes, we have sufficient capital available to support our plans for continued growth.”

Third Quarter 2017 Operating Summary

North America
Revenues from our North American leasing operations for the third quarter of fiscal year 2017 totaled $40.8 million, compared to $40.5 million for the third quarter of fiscal year 2016, an increase of approximately 1%. Leasing revenues increased by 3% on a year-over-year basis, primarily as a result of increases in the commercial, industrial and construction sectors. These increases were partially offset by declines in the oil and gas and retail sectors. Adjusted EBITDA was $9.4 million for both third quarter periods of fiscal years 2016 and 2017.

North American manufacturing revenues for the third quarter of fiscal year 2017 totaled $1.7 million and included intercompany sales of $0.7 million from products sold to our North American leasing operations. This compares to $1.6 million of total sales, including intercompany sales of $0.4 million during the third quarter of fiscal year 2016. On a stand-alone basis, prior to intercompany adjustments, adjusted EBITDA was a loss of $0.3 million for the quarter, compared to a loss of $0.7 million in the third quarter of fiscal year 2016.

Asia-Pacific
Revenues from the Asia-Pacific for the third quarter of fiscal year 2017 totaled $26.7 million, compared to $24.8 million for the third quarter of fiscal year 2016, an increase of approximately 8%. The increase in revenues occurred primarily in the transportation, construction and retail sectors, and was accompanied by an approximately 5% favorable foreign currency translation effect between periods. These increases were partially offset by declines in the industrial, consumer and oil and gas sectors. Leasing revenues increased by 8% on a year-over-year basis, primarily as a result of increases in the construction, mining and transportation sectors. Adjusted EBITDA for the third quarter of 2017 was $6.7 million, compared to $6.5 million for the same quarter last year, an increase of 3%. On a local currency basis, revenues increased by 3% and adjusted EBITDA decreased by 2%.

Balance Sheet and Liquidity Overview

At March 31, 2017, the Company had total debt of $365.4 million and cash and cash equivalents of $8.2 million, as compared to $352.2 million and $9.3 million at June 30, 2016, respectively. At March 31, 2017, our Asia-Pacific leasing operations had $11.7 million (A$15.4 million) available to borrow under its $114.7 million (A$150.0 million) credit facility, and our North America leasing operations had $26.9 million available to borrow under its $230 million credit facility.

During the first nine months of fiscal year 2017, the Company generated cash from operating activities of $20.1 million, as compared to $35.2 million for the first nine months of fiscal year 2016. For the first nine months of fiscal year 2017, the Company invested a net $18.6 million ($8.3 million in North America and $10.3 million in the Asia-Pacific) in the lease fleet, as compared to $19.6 million in net fleet investment ($12.7 million in North America and $6.9 million in the Asia-Pacific) in the first nine months of fiscal year 2016.

Receivables were $41.8 million at March 31, 2017, as compared to $38.1 million at June 30, 2016. Days sales outstanding in receivables at March 31, 2017 for both our Asia-Pacific and North American leasing operations was 49 days, as compared to 36 and 49 days, respectively, as of June 30, 2016.

Outlook

Based on our year-to-date results and assuming the average exchange rate for the Australian dollar versus the U.S. dollar remains at current levels for the remainder of fiscal year 2017, management believes that consolidated adjusted EBITDA for the fourth quarter will be higher than the fourth quarter of the prior year and that fiscal year 2017 will be even with fiscal year 2016.  Consolidated revenues for fiscal year 2017 should be in the range of $270 million to $280 million.

Conference Call Details

Management will host a conference call today at 8:30 a.m. Pacific Time (11:30 a.m. Eastern Time) to discuss the Company's operating results. The conference call number for U.S. participants is (866) 901-5096 and the conference call number for participants outside the U.S. is (706) 643-3717. The conference ID number for both conference call numbers is 7121484. Additionally, interested parties can listen to a live webcast of the call in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

A replay of the conference call may be accessed through May 16, 2017 by dialing (800) 585-8367 (U.S.) or (404) 537-3406 (international), using conference ID number 7121484.

After the replay has expired, interested parties can listen to the conference call via webcast in the "Investor Relations" section of the Company's website at http://www.generalfinance.com.

About General Finance Corporation

Headquartered in Pasadena, California, General Finance Corporation (NASDAQ: GFN, www.generalfinance.com) is a leading specialty rental services company offering portable storage, modular space and liquid containment solutions. Management’s expertise in these sectors drives disciplined growth strategies, operational guidance, effective capital allocation and capital markets support for the Company’s subsidiaries. The Company’s Asia-Pacific leasing operations in Australia and New Zealand consist of majority-owned Royal Wolf Holdings Limited (www.royalwolf.com.au), the leading provider of portable storage solutions in those countries. The Company’s North America leasing operations consist of wholly-owned subsidiaries Pac-Van, Inc. (www.pacvan.com) and Lone Star Tank Rental Inc. (www.lonestartank.com), providers of portable storage, office and liquid storage tank containers, mobile offices and modular buildings. The Company also owns Southern Frac, LLC (www.southernfrac.com), a manufacturer of portable liquid storage tank containers and other steel-related products in North America. Royal Wolf’s shares trade under the symbol “RWH” on the Australian Securities Exchange.

Cautionary Statement about Forward-Looking Statements

Statements in this news release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements addressing management’s views with respect to future financial and operating results, competitive pressures, increases in interest rates for our variable rate indebtedness, our ability to raise capital or borrow additional funds, changes in the Australian, New Zealand or Canadian dollar relative to the U.S. dollar, regulatory changes, customer defaults or insolvencies, litigation, the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control, our ability to procure adequate levels of products to meet customer demand, our ability to procure adequate supplies for our manufacturing operations, labor disruptions, adverse resolution of any contract or other disputes with customers, declines in demand for our products and services from key industries such as the Australian resources industry or the U.S. oil and gas and construction industries, or a write-off of all or a part of our goodwill and intangible assets. These risks and uncertainties could cause actual outcomes and results to differ materially from those described in our forward-looking statements. We believe that the expectations represented by our forward-looking statements are reasonable, yet there can be no assurance that such expectations will prove to be correct. Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of the press release, and we do not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise unless required by applicable law. The forward-looking statements contained in this press release are expressly qualified by these cautionary statements. Readers are cautioned that these forward-looking statements involve certain risks and uncertainties, including those contained in filings with the Securities and Exchange Commission.

Investor/Media Contact
Larry Clark
Financial Profiles, Inc.
310-622-8223
-Financial Tables Follow-

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Quarter Ended March 31,		Nine Months Ended March 31,
	2016	2017	2016	2017

Revenues
Sales:
Lease inventories and fleet	$23,381	$23,557	$80,408	$69,316
Manufactured units	1,230	1,032	5,852	3,789
	24,611	24,589	86,260	73,105
Leasing	41,858	43,875	127,262	130,484
	66,469	68,464	213,522	203,589

Costs and expenses
Cost of sales:
Lease inventories and fleet (exclusive of the items shown separately below)	17,136	17,017	59,720	48,989
Manufactured units	1,869	1,389	8,202	4,916
Direct costs of leasing operations	17,490	19,303	51,687	55,821
Selling and general expenses	16,757	17,299	49,695	50,256
Impairment of goodwill	2,681	—	2,681	—
Depreciation and amortization	9,583	9,846	27,897	29,237

Operating income	953	3,610	13,640	14,370

Interest income	35	18	72	54
Interest expense	(4,838)	(5,249)	(14,818)	(15,096)
Foreign currency exchange gain (loss) and other	59	(164)	(444)	(70)
	(4,744)	(5,395)	(15,190)	(15,112)

Loss before benefit for income taxes	(3,791)	(1,785)	(1,550)	(742)

Benefit for income taxes	(1,516)	(714)	(620)	(297)

Net loss	(2,275)	(1,071)	(930)	(445)

Preferred stock dividends	(922)	(922)	(2,766)	(2,766)
Noncontrolling interests	(85)	(86)	(1,509)	(1,644)

Net loss attributable to common stockholders	$(3,282)	$(2,079)	$(5,205)	$(4,855)

Net loss per common share:
Basic	$(0.13)	$(0.08)	$(0.20)	$(0.18)
Diluted	(0.13)	(0.08)	(0.20)	(0.18)

Weighted average shares outstanding:
Basic	26,074,556	26,404,450	26,037,382	26,307,066
Diluted	26,074,556	26,404,450	26,037,382	26,307,066

GENERAL FINANCE CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(Unaudited)

	June 30, 2016	March 31, 2017
Assets
Cash and cash equivalents	$9,342	$8,222
Trade and other receivables, net	38,067	41,760
Inventories	34,609	30,759
Prepaid expenses and other	9,366	10,452
Property, plant and equipment, net	26,951	24,231
Lease fleet, net	419,345	426,240
Goodwill	102,546	104,979
Other intangible assets, net	33,348	30,617
Total assets	$673,574	$677,260

Liabilities
Trade payables and accrued liabilities	$43,476	$35,706
Income taxes payable	175	—
Unearned revenue and advance payments	14,085	14,904
Senior and other debt, net	352,220	365,356
Deferred tax liabilities	39,006	38,260
Total liabilities	448,962	454,226

Commitments and contingencies	—	—

Equity
Cumulative preferred stock, $.0001 par value: 1,000,000 shares authorized; 400,100 shares issued and outstanding (in series)	40,100	40,100
Common stock, $.0001 par value: 100,000,000 shares authorized; 26,218,772 and 26,440,688 shares issued and outstanding at June 30, 2016 and March 31, 2017, respectively	3	3
Additional paid-in capital	122,568	120,795
Accumulated other comprehensive loss	(14,129)	(12,895)
Accumulated deficit	(10,010)	(12,099)
Total General Finance Corporation stockholders’ equity	138,532	135,904
Equity of noncontrolling interests	86,080	87,130
Total equity	224,612	223,034
Total liabilities and equity	$673,574	$677,260

Explanation and Use of Non-GAAP Financial Measures

Earnings before interest, income taxes, impairment, depreciation and amortization and other non-operating costs and income (“EBITDA”) and adjusted EBITDA are non-U.S. GAAP measures. We calculate adjusted EBITDA to eliminate the impact of certain items we do not consider to be indicative of the performance of our ongoing operations. In addition, in evaluating adjusted EBITDA, you should be aware that in the future, we may incur expenses similar to the expenses excluded from our presentation of adjusted EBITDA. Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by unusual or non-recurring items. We present adjusted EBITDA because we consider it to be an important supplemental measure of our performance and because we believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry, many of which present EBITDA and a form of adjusted EBITDA when reporting their results. Adjusted EBITDA has limitations as an analytical tool, and should not be considered in isolation, or as a substitute for analysis of our results as reported under U.S. GAAP. We compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA only supplementally. The following tables show our adjusted EBITDA and the reconciliation from net loss on a consolidated basis and from operating income (loss) for our geographic segments (in thousands):
	Quarter Ended March 31,		Nine Months Ended March 31,
	2016	2017	2016	2017
Net loss	$(2,275)	$(1,071)	$(930)	$(445)
Add (deduct) —
Benefit for income taxes	(1,516)	(714)	(620)	(297)
Foreign currency exchange loss (gain) and other	(59)	164	444	70
Interest expense	4,838	5,249	14,818	15,096
Interest income	(35)	(18)	(72)	(54)
Impairment of goodwill and trade name	2,681	----	2,681	----
Depreciation and amortization	9,787	10,044	28,509	29,831
Share-based compensation expense	769	651	2,122	842
Refinancing costs not capitalized	----	437	----	437
Adjusted EBITDA	$14,190	$14,742	$46,952	$45,480

	Quarter Ended March 31, 2016				Quarter Ended March 31, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$2,653	$3,193	$(3,663)	$(1,396)	$2,112	$3,079	$(496)	$(1,202)
Add -
Depreciation and amortization	3,584	6,127	263	----	4,268	5,758	198	9
Impairment of goodwill and trade name	----	----	2,681	----	----	----	----	----
Share-based compensation expense	286	99	27	357	314	98	4	235
Refinancing costs not capitalized	----	----	----	----	----	437	----	----
Adjusted EBITDA	$6,523	$9,419	$(692)	$(1,039)	$6,694	$9,372	$(294)	$(958)
Intercompany adjustments				$(21)				$(72)

	Nine Months Ended March 31, 2016				Nine Months Ended March 31, 2017
	Asia-Pacific	North America			Asia-Pacific	North America
	Leasing	Leasing	Manufacturing	Corporate	Leasing	Leasing	Manufacturing	Corporate
Operating income (loss)	$9,474	$13,982	$(6,161)	$(4,207)	$8,931	$10,649	$(1,847)	$(3,805)
Add -
Depreciation and amortization	10,503	17,776	789	1	12,294	17,490	594	19
Impairment of goodwill and trade name	----	----	2,681	----	----	----	----	----
Share-based compensation expense	663	318	101	1,040	(208)	265	48	737
Refinancing costs not capitalized	----	----	----	----	----	437	----	----
Adjusted EBITDA	$20,640	$32,076	$(2,590)	$(3,166)	$21,017	$28,841	$(1,205)	$(3,049)
Intercompany adjustments				$(8)				$(124)